UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010

LASALLE RE HOLDINGS LTD
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	1- 12823 (Commission File Number)	98-0232340 (I.R.S. Employer Identification No.)

c/o Michael Morrison, John Wardrop
Joint Liquidators
LaSalle Re Holdings Limited (in liquidation)
Crown House, 4 Par-La-Ville Road
Hamilton HM 08, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 295-5063

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                      REGULATION FD DISCLOSURE
Hamilton, Bermuda (November 19, 2010): The Joint Liquidators (the “JLs”) of LaSalle Re Holdings Limited (the "Company")  are  providing  holders of the Company's Series A Preferred Shares, par value $1.00 per share (the "Preferred Shares"), with a status report of the affairs of the Company.  The Company's current reports on Form 8-K are available free of charge at the SEC's website www.sec.gov.

1.  Company Background

In August 2003, insolvency proceedings were initiated by the Company in both the United States and Bermuda.  The Supreme Court of Bermuda (the “Court”) ordered that Michael Morrison, of KPMG Advisory Limited in Bermuda, and John Wardrop of KPMG LLP in England be appointed Joint Provisional Liquidators to the Company and Joint Provisional Liquidators of the Company’s parent company, Trenwick Group Limited (“TGL”).

Concurrently Trenwick America Corporation (“TAC”), along with the Company and TGL, filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”), to run in parallel with the provisional liquidation in Bermuda.  In 2003 and 2004, the U.S. Bankruptcy Court approved the sale of the Company’s former UK-based affiliates and the reorganization of TAC, the holding company of TGL’s U.S. insurance entities, pursuant to which these former affiliates were separated and are no longer affiliated in any respect with the Company or TGL. Since there were insufficient assets to support the reorganization of the Company and TGL, the U.S. Bankruptcy Court dismissed the Company and TGL’s cases in 2004 in deference to the ongoing Bermudian liquidation proceedings.

Following the dismissal of their chapter 11 cases, the JPLs of the Company and TGL filed petitions under section 304 of the U.S. Bankruptcy Code and applications for certain injunctive relief (the “304 Petitions”) with the U.S. Bankruptcy Court.  The impetus behind the 304 Petitions was to investigate, and, if appropriate, prosecute various claims and causes of action that might exist in favour of the Company and TGL, and to protect and preserve the Company’s and TGL’s assets.  The relief sought in the 304 Petitions was granted by court orders of the U.S. Bankruptcy Court dated 26 May 2005.

The Company was placed into liquidation by the Court on 15 April 2005 and TGL was placed into liquidation by the Court on 4 November 2005.

2.  Current status of the liquidation proceedings in Bermuda

LSRH is a holding company for LaSalle Re Ltd (“LaSalle Re”) and the JLs’ main focus has been on the protection and realisation of LSRH’s shareholding in LaSalle Re.

2.1  LaSalle Re Ltd (“LaSalle Re”)

LaSalle Re is a wholly owned subsidiary of the Company and was LSRH’s principal operating reinsurance subsidiary.  LaSalle Re is a Bermuda incorporated entity and, following the completion of a Scheme of Arrangement and a final distribution made to LSRH in 2008, was placed into solvent members’ voluntary liquidation in 2008.

LaSalle’s subsidiary, LaSalle Re Corporate Capital Ltd (“LSRCC”), was a corporate capital vehicle at Lloyd’s of London.  In 2009 LSRCC completed the formalities required by Lloyd’s of London to terminate its residual underwriting liabilities and exit its involvement in the Lloyd’s syndicates which it participated in as a corporate member.  Following the termination of its Lloyd’s obligations, the JLs of LaSalle Re appointed liquidators to wind-up LSRCC via a solvent members’ voluntary liquidation.  The winding-up of LSRCC will not generate any material distribution to LaSalle Re.

Once LSRCC has been formally dissolved LaSalle Re’s winding-up will be finalised and any remaining funds distributed to its only shareholder, LSRH.

2.2  Intercompany loan between LSRH and TGL

LSRH is the beneficiary of an inter-company loan issued by its parent company, TGL.  As a result of this inter-company debt, LSRH effectively holds the remaining economic interest in TGL.  Therefore any recoveries made in the TGL estate (after deduction of any applicable liquidation fees and expenses) will be paid to LSRH in the form of a liquidation dividend.

As such, any future asset recoveries that the JLs of TGL may be able to achieve from TGL’s estate will ultimately flow to the holders of LSRH's Series A Preferred Shares.

The only remaining asset that the JLs have yet to collect in the TGL estate relates to the Senior and Junior Subordinated notes issued by Trenwick America LLC as discussed below.

2.3  Senior and Junior Subordinated notes issued by Trenwick America LLC (“TALLC”)

In 2007 TGL acquired an interest in Senior Secured Notes (face value of $2.25 million) and Junior Subordinated Secured Notes (face value of $2.75 million) (together the “TALLC Notes”) as part of a negotiated settlement with TALLC regarding a dispute with Trenwick Barbados Ltd.  Whilst the TALLC Notes have a combined face value of $5 million, it is expected that they will only be redeemed or sold at a small fraction of their aggregate face value.

Over the past two years the JLs have explored possible ways of monetizing their economic interest in the TALLC Notes.  To this end, the JLs have held discussions with TALLC to discuss the progress made on the TARCO run-off and held discussions with other parties regarding the acquisition of TGL’s interest in the TALLC Notes.  However, to date the sale discussions have not resulted in any formal agreement, mainly as a result of the fact that the JLs believe that the level of offers do not reflect the realisable value of the TALLC Notes.

The value of the TALLC Notes will ultimately depend on the value that can be realised by TALLC from its wholly owned subsidiary, Trenwick America Reinsurance Corporation (“TARCO”).  TARCO is licensed as a reinsurer and incorporated in the State of Connecticut and is currently in run-off and under the supervisory oversight of the Connecticut Insurance Department.

TARCO is TALLC’s only major asset and therefore any distribution from TALLC to its noteholders (including TGL) is primarily dependent upon the value that TALLC can realise from its shareholding in TARCO.

The long-term nature of TARCO’s reinsurance liabilities means that, absent a sale, it may be some years until the ultimate net asset position of TARCO can be ascertained.  Therefore it may be many years until TARCO can make a distribution to its shareholder. For this reason, it has been highly problematic for the JL to obtain an acceptable offer for the TALLC Notes given the substantial discount that purchasers have demanded to reflect the timing and underwriting risk prevalent in the TARCO asset.

The JLs intend to postpone any sale of their interest in the TALLC Notes until such time that there is greater clarity regarding the future of TARCO.  Consequently, in order to minimise liquidation costs, the JLs have effectively ceased any further work on LSRH and TGL until such time that the plans for TARCO have been crystallised.

3.  Estimated quantum and timing of dividends to the Company’s Series A Preferred Shareholders

On 28 July 2008 a liquidation dividend of US$10.5 per share was paid to holders of LSRH’s Series A Preferred Shares, the total distribution paid to the holders of the Series A Preference Shares was $31.5 million, representing the vast majority of the likely ultimate return to this class of shareholder.

Under the Company’s constitutional documents, the Company’s Series A Preferred Shareholders are entitled to receive:

i.	a preference dividend in a liquidation of $25 per share; and

ii.	accrued but unpaid dividends in a liquidation prior to payments to other shareholders.

Funds available for distribution to shareholders of the Company will be paid to holders of the Company’s Series A Preferred Shares in priority to the Company’s common shareholders to the extent described above.

Based on the potential receipts from the final liquidation distribution from TGL to LSRH, and including funds currently in hand in LSRH’s bank account, less liquidation costs and expenses, the JLs believe that a final residual distribution should be available to the Series A Shareholders.  This final distribution is however unlikely to be significant given that substantially all of the Company’s assets were previously distributed to Series A Shareholders in July 2008.

The JLs expect that the final distribution may be possible by the year end 2012, however, the distribution is dependent upon the successful realisation of the TALLC Notes.  Failure to achieve a sale or distribution from the TALLC Notes will therefore have an impact on the quantum and timing of the final distribution to the Company’s Series A Shareholders.

4.  Future reporting

Given the administrative costs involved in preparing reports for the Company’s shareholders, the JLs intend to continue to limit TGL’s public announcements in the future to material events relating to the Company’s winding-up (liquidation) proceedings in Bermuda.  The JLs intend to disclose any such event to the public by filing with the SEC a Current Report on Form 8-K. Reports on the Company’s affairs are not mailed to shareholders of the Company, unless we are required to do so or unless we believe, in our sole judgment, that it is in the best interest of the Company’s shareholders.

The Company’s current reports on Form 8-K are available free of charge at the SEC’s website www.sec.gov.

5.  Special Note Regarding "Forward Looking Statements”

This report contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act concerning current expectations about the winding-up of the Company, including other statements identified by the words "expects," "estimated," "believes", "intend" and similar expressions.  Such statements are subject to conditions, risks and uncertainties that may materially affect the actual results of the winding-up of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE RE HOLDINGS LTD (in liquidation)

Date: November 19, 2010	By:	/s/ Michael Morrison
Name: Michael Morrison
Title: Joint Liquidator

	By:	/s/ John Wardrop
Name: John Wardrop
Title: Joint Liquidator

The Joint Liquidators act without personal liability.